Berry Corporation Completes Acquisition of Macpherson Energy Corporation, Updates Annual Guidance

Dallas, TX, September 18, 2023 (GLOBE NEWSWIRE) - Berry Corporation (bry) (NASDAQ: BRY) (“Berry” or the “Company”) announced today that it has successfully completed the acquisition of Macpherson Energy Corporation, a privately held Kern County, California operator, previously announced in June. The Company has also updated its guidance for the full-year 2023 in connection with the acquisition.

“Macpherson’s high-quality, low decline oil producing properties are a complementary fit with Berry’s existing portfolio and demonstrates Berry’s disciplined approach to consolidation with a focus on value creation and accretion. This transaction is immediately accretive to Berry in both production and cash flows, supports our overall strategic plan to efficiently maintain our California production, and is expected to enhance our cash flows and shareholder returns,” said Fernando Araujo, Berry’s Chief Executive Officer. “We are well-positioned to be a consolidator of value creating opportunities in California and other basins with conventional reservoirs.”

Consideration for the Macpherson acquisition, primarily funded through a reduction in 2023 capital expenditures, comprised an all-cash purchase price of $70 million (subject to customary post-closing adjustments), $50 million of which was paid at closing and the remainder of which will be paid in July 2024. Berry funded the initial payment through a combination of cash on hand and funds drawn from our credit facility and expects the final payment to be funded similarly. The Company expects to repay the credit facility borrowings by the second half of 2024.

Updated Full-Year 2023 Guidance

Reflecting the MacPherson acquisition and Berry’s results to date, based on current projections, Berry’s 2023 full year guidance is now as follows:

	Prior	Updated
Full-Year 2023 Guidance
Average Daily Production (boe/d)(1)	24,000 - 25,200	24,800 - 25,400
Expenses from field operations ($/boe)(2)	$35.00 - $37.00	$36.00 - $37.00
E&P non-production revenues ($/boe)(3)	$3.30 - $3.50	$1.65 - $1.85
Natural gas purchase hedge settlements ($/boe)(4)(5)	($3.60) - ($3.85)	($4.20) - ($4.40)
Taxes, Other than Income Taxes ($/boe)	$4.75 - $5.25	$5.50 - $5.75
Adjusted General & Administrative (G&A) expenses ($/boe)(6)
E&P Segment & Corp	$6.55 - $6.95	$6.60 - $6.90
Well Servicing and Abandonment Segment	~$1.55	~$1.30
Capital Expenditures ($ millions)
E&P Segment & Corp	$95 - $105	$68 - $74
Well Servicing and Abandonment Segment	~$8	~$6
Well Servicing & Abandonment Segment Adjusted EBITDA ($mm)	~$27	~$25
(1) Oil production is expected to be approximately 93% of total.
(2) Expenses from field operations include lease operating expenses, electricity generation expenses, transportation expenses, and marketing expenses.
(3) E&P non-production revenues include sales from electricity, transportation, and marketing activities.

(4) Natural gas purchase hedge settlements is the cash (received) or paid from these derivatives on a per boe basis.
(5) Based on natural gas hedge settlements to date and hedge positions as of September 7, 2023, and Henry Hub gas price of $2.77 per mmbtu.
(6) Adjusted General & Administrative expenses and Well Servicing and Abandonment Segment Adjusted EBITDA are non-GAAP financial measures. The Company does not provide a reconciliation of these measures because the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in or excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. The Company defines Adjusted General and Administrative Expenses as general and administrative expenses adjusted for non-cash stock compensation expense and unusual and infrequent costs. The Company defines Adjusted EBITDA as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and unusual and infrequent items.

About Berry Corporation (bry)

Berry is a publicly traded (NASDAQ: BRY) western United States independent upstream energy company with a focus on onshore, low geologic risk, long-lived, conventional oil reserves located primarily in the San Joaquin basin of California, as well as the Uinta basin of Utah. We also have well servicing and abandonment capabilities in California. More information can be found at the Company’s website at bry.com.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address plans, activities, events, objectives, goals, strategies, or developments that the Company expects, believes or anticipates will or may occur in the future, such as those regarding our financial position; liquidity; cash flows; financial and operating results; capital program; operations and business strategy; potential acquisition and other strategic opportunities; hedging activities; capital expenditures; return of capital; our shareholder return model; projected accretion to financial and production results; projected synergies related to the merger; anticipated increases to free cash flow and shareholder returns; and other guidance are forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. Therefore, such forward-looking statements involve significant risks and uncertainties that could materially affect our expected financial position, financial and operating results, liquidity, cash flows and business prospects.

Berry cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to acquisition transactions and the exploration for and development, production, gathering and sale of natural gas, NGLs and oil most of which are difficult to predict and many of which are beyond Berry’s control. These risks include, but are not limited to, commodity price volatility; legislative and regulatory actions that may prevent, delay or otherwise restrict our ability to drill and develop our assets, including with respect to existing and/or new requirements in the regulatory approval and permitting process; legislative and regulatory initiatives in California or our other areas of operation addressing climate change or other environmental concerns; investment in and development of competing or alternative energy sources; drilling, production and other operating risks; effects of competition; uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our ability to replace our reserves through exploration and development activities or strategic transactions; cash flow and access to capital; the timing and funding of development expenditures; environmental, health and safety risks; effects of hedging arrangements; potential shut-ins of production due to lack of downstream demand or storage capacity; disruptions to, capacity constraints in, or other limitations on the third-party transportation and market takeaway infrastructure (including pipeline systems) that deliver our oil and natural gas and other processing and transportation considerations; the ability to effectively deploy our ESG strategy and risks associated with initiating new projects or business in connection therewith; our ability to successfully integrate the Macpherson assets into our operations; we fail to identify risks or liabilities related to Macpherson, its operations or assets; our inability to achieve anticipated synergies; our ability to successfully execute other strategic bolt-on acquisitions; overall domestic and global political and economic conditions; inflation levels, including increased interest rates and volatility in financial markets and banking; changes in tax laws and the other risks described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC.

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Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no responsibility to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at via our website or via the Investor Relations contact below, or from the SEC’s website at www.sec.gov.

Contact

Contact: Berry Corporation (bry)
Todd Crabtree – Director, Investor Relations
(661) 616-3811
ir@bry.com